Date: June 20, 2006	Contact: Amy M. Dunaway
For Release: Immediately	Telephone: (334) 834-5483
THE ENSTAR GROUP, INC. ANNOUNCES ACQUISITIONS
     Montgomery, Alabama — June 20, 2006 — The Enstar Group, Inc. (“Enstar”) (Nasdaq:ESGR) today announced that a subsidiary of its partially owned equity affiliate, Castlewood Holdings Limited (“Castlewood Holdings”), has entered into a definitive agreement for the purchase of Cavell Holdings Limited (“Cavell”), a U.K. company, from Dukes Place Holdings, L.P., a portfolio company of GSC Partners, for a purchase price of approximately £32 million (approximately $59 million). Cavell owns a U.K. reinsurance company and a Norwegian reinsurer, both of which are currently in run-off. Cavell had total consolidated assets of approximately £101 million at March 31, 2006, as reported in its U.K. regulatory statements. Completion of the transaction is conditioned on, among other things, governmental and regulatory approvals and satisfaction of various other closing conditions. The transaction is expected to close in the third quarter of 2006.
     In an unrelated transaction, a subsidiary of Castlewood Holdings also entered into a definitive agreement with Dukes Place Holdings, L.P. for the purchase of a minority interest in a U.S. holding company that owns two property and casualty insurers based in the U.S., both of which are in run-off. Completion of the transaction is conditioned on, among other things, governmental and regulatory approvals and satisfaction of various other closing conditions. The transaction is expected to close in the fourth quarter of 2006.
     Castlewood Holdings, a Bermuda corporation, manages and acquires insurance and reinsurance companies, including companies in run-off, and provides management, consulting and other services to the insurance and reinsurance industry. Enstar owns an approximately 33% economic interest in Castlewood Holdings and 50% of its voting stock.
     On May 24, 2006, Enstar and Castlewood announced that they executed a definitive merger agreement. In connection with the proposed merger, Castlewood intends to file a registration statement, which will include a proxy statement prepared by Enstar, and other materials with the Securities and Exchange Commission (“SEC”). Investors are urged to read these documents when they become available because they will contain important information about Castlewood, Enstar, the proposed merger and related matters. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Castlewood, Enstar, the proposed merger and related matters, at http://www.sec.gov, the SEC’s website. Enstar, Castlewood and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Enstar shareholders with respect to the proposed merger. Information about Enstar’s directors and executive officers is available in Enstar’s proxy statement for its 2006 annual meeting of shareholders, dated April 27, 2006. Additional information about the interests of potential participants will be included in the registration statement and proxy statements and other materials filed with the SEC.
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     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the intent, belief or current expectations of Enstar and its management team regarding Castlewood Holdings’ acquisitions and the acquisitions’ expected completion dates. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release include adverse changes in the companies’ financial results and conditions, changes in general economic and business conditions, as well as other risks identified in Item 1A. “Risk Factors” to Enstar’s Form 10-K for the year ended December 31, 2005. Furthermore, Castlewood may not be able to complete the proposed transactions on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure (i) to obtain governmental and regulatory approvals and decisions or (ii) to satisfy other closing conditions. Neither Enstar nor Castlewood undertakes any obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.
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